SECURITIES AND EXCHANGE
                            COMMISSION

                       Washington, D.C.  20549

                              FORM 8-K


                           CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


                        Date of Report:
               (Date of earliest event reported)
                        APRIL 4, 2002


                      THE COMMERCE GROUP, INC.
   (Exact name of registrant as specified in its charter)


  Massachusetts         0-16882               04-2599931
 (State or other    (Commission File        (IRS Employer
  jurisdiction          Number)            Identification No.)
  of Incorporation)


    211 Main Street, Webster, Massachusetts           01570
    (Address of principal executive offices)         (Zip Code)


      Registrant's telephone number, including area code:
                        (508) 943-9000

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The Commerce Group, Inc.
Form 8-K
April 4, 2002


Item 5.  OTHER EVENTS

     On April 3, 2002, the Company received notification from Deutsche Bank AG of an incorrect Form 13F filed by Deutsche Bank AG on January 16, 2002. The incorrect filing indicated that Deutsche Bank AG beneficially owned 2,413,019 shares, or 7.3%, of The Commerce Group, Inc. common stock at December 31, 2001. According to Deutsche Bank AG, the amount of common stock that should have been reported as beneficially owned by it at December 31, 2001 is 1,244,369 shares, which constituted 3.8% of the shares of common stock outstanding on that date.








                                        SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               THE COMMERCE GROUP, INC.
                               April 4, 2002



                                Randall V. Becker
                          Treasurer and Accounting Officer






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